Exhibit 99.1

Hawker Beechcraft Logo

News Release

Press contact:

Andrew Broom

+1.316.676.8674

andrew_broom@hawkerbeechcraft.com

www.hawkerbeechcraft.com

Hawker Beechcraft Corporation CEO Jim Schuster Announces Plan to Retire

WICHITA, Kan. (Nov. 20, 2008) – Hawker Beechcraft Corporation (HBC) Chairman and Chief Executive Officer (CEO), Jim Schuster, today announced that he has notified the HBC board of his plan to retire from the company.

“Earlier this month, I began discussing my retirement plans with our Board. After nearly eight years as CEO, I feel the time is right,” Schuster said. “HBC is the world’s largest privately held aircraft manufacturer and with the support of world-class partners Goldman Sachs and Onex, Hawker Beechcraft is poised to become the leader in general aviation.”

Schuster points to the following HBC achievements as clear evidence that the company is positioned for long-term growth and industry leadership:

•	Built the industry’s most talented leadership team at all levels of the company
•	Reinvigorated the Hawker and Beechcraft brands
•	Generated a record order backlog in each of the last six consecutive quarters
•	Expanded global operations to achieve an unprecedented 58% international backlog
•	Certified 19 new aircraft in the last eight years, with three new products announced in 2008
•	Substantially grew government business and special mission aircraft sales
•	Successfully launched the world’s first composite fuselage business jets

Schuster will lead HBC until the company identifies a successor and will remain a shareholder after he leaves the company.

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HBC Chairman and CEO Announces Plans to Retire – Page 2

“I will continue to lead the company during its search for a new CEO – until then, I am fully committed to achieving our fourth quarter financial objectives, finalizing our 2009 business plan and delivering on our 2009 commitments,” Schuster said. “We still have a lot of work ahead of us, but I believe that we have the most talented team in the industry to accomplish our goals and grow our business.”

Schuster’s nearly eight year tenure as CEO is among the longest in the aviation industry.

“We thank Jim for his dedicated service and contribution. He is a true leader that has positioned Hawker Beechcraft atop general aviation,” said Sanjeev Mehra, chairman of the board of Hawker Beechcraft, Inc. “Under his leadership, Hawker Beechcraft not only became the world’s largest independent aircraft manufacturer, but also solidified its future in general aviation with an exciting product line and world class services.”

Hawker Beechcraft Corporation is a world-leading manufacturer of business, special-mission and trainer aircraft – designing, marketing and supporting aviation products and services for businesses, governments and individuals worldwide. The company’s headquarters and major facilities are located in Wichita, Kan., with operations in Salina, Kan.; Little Rock, Ark.; Chester, England, U.K.; and Chihuahua, Mexico. The company leads the industry with the largest number of factory-owned service centers and a global network of more than 100 factory-owned and authorized service centers. For more information, visit www.hawkerbeechcraft.com.

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This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including statements that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results may differ significantly from those envisaged by our forward-looking statements. Among the factors that could cause actual results to differ materially from those described or implied in the forward-looking statements are general business and economic conditions, production delays resulting from lack of regulatory certifications and other factors, competition in our existing and future markets, lack of market acceptance of our products and services, the substantial leverage and debt service resulting from our indebtedness, loss or retirement of key executives and other risks disclosed in our filings with the Securities and Exchange Commission.